Exhibit 11.2

Consent of Independent Auditor

We consent to the use in this Regulation A Offering Statement on Form 1-A of our report dated April 16, 2021, relating to the financial statements of Fundrise Balanced eREIT II, LLC, appearing in the Post-Qualification Offering Circular Amendment No. 1 which is part of this Regulation A Offering Statement.

We also consent to the reference to our firm under the heading “Experts” in such Regulation A Offering Statement.

/s/ RSM US LLP

McLean, Virginia

August 10, 2021